UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2018 (May 30, 2018)
THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)
Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01    Entry into a Material Definitive Agreement
On May 31, 2018, The Brink’s Company (the “Company”) announced that it had entered into a Stock Purchase Agreement, dated as of May 30, 2018 (the “Stock Purchase Agreement”), with Dunbar Armored, Inc. (“Dunbar”), the holders of all of the capital stock of Dunbar (“Sellers”) and Kevin Dunbar, as the Sellers’ Representative, pursuant to which the Company will, subject to the terms and conditions set forth therein, acquire 100% of the capital stock of Dunbar for approximately $519.75 million in cash (the “Acquisition”). At the closing of the Acquisition, Dunbar will become a wholly-owned subsidiary of the Company.
The parties to the Stock Purchase Agreement have each made customary representations, warranties and covenants. The parties have also agreed to cooperate with each other and use reasonable best efforts to make all filings and obtain all consents, approvals and authorizations of all governmental entities to the extent required by law in connection with the execution, delivery and performance of the Stock Purchase Agreement and the consummation of the transactions contemplated thereby, subject to specified limitations.
Consummation of the Acquisition is subject to certain conditions, including receipt of required regulatory approvals, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions and deliverables.
The Stock Purchase Agreement may be terminated by either party under certain circumstances, including if the sale is not consummated by December 31, 2018 (subject to extension to May 30, 2019 under the circumstances set forth in the Stock Purchase Agreement).
The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the Stock Purchase Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.
The above description of the Stock Purchase Agreement has been included to provide investors with information regarding its terms. The Stock Purchase Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for the purpose of allocating risk between the parties rather than establishing matters as facts and are subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Stock Purchase Agreement. In addition, certain representations and warranties were made as of a specified date and may be subject to a contractual standard of materiality different from those generally applicable to investors.
Item 7.01    Regulation FD Disclosure
On May 31, 2018, the Company issued a press release regarding the Acquisition. A copy of this release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
On May 31, 2018, the Company provided slides to accompany its investor presentation on the Acquisition. A copy of the slides is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
The Company expects the Acquisition to be accretive to non-GAAP earnings in 2019 and to increase annual non-GAAP earnings by approximately $0.90 per share within two years. The transaction is also expected to increase the Company’s U.S. statutory income, which would facilitate utilization of its existing tax attributes and reduce its non-GAAP effective tax rate by 100 to 200 basis points in the first full year after the acquisition and, combined with other actions, reduce its non-GAAP effective tax rate by 400 to 600 basis points over the next several years. The Company does not expect to pay cash taxes in the U.S. for at least six years due to utilization of its existing tax attributes and the benefit of an IRS 338(h)(10) election on the Acquisition.
The Company also increased its 2019 target for adjusted EBITDA from $625 million to $685 million, which assumes the Acquisition is complete by the end of 2018 and that partial cost synergies will be achieved in 2019.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall either be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific references in such a filing.
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION
This Current Report on Form 8-K contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should," “would” and similar expressions may identify forward looking information. Forward-looking information in these materials includes, but is not limited to: the acquisition of Dunbar; the expected closing of the Dunbar acquisition; contributions to future earnings and the impact on the Company’s U.S. deferred tax asset and tax rate as well as the Company’s 2019 adjusted EBITDA target.
Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues, currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations. This list of risks, uncertainties and contingencies is not intended to be exhaustive.
Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2017, and in our other public filings with the Securities and Exchange Commission.
The forward-looking information included in this Current Report on Form 8-K is representative only as of the date of this filing and The Brink's Company undertakes no obligation to update any information contained in this Current Report on Form 8-K.
Reconciliation of Non-GAAP Financial Measure

2019 Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile this amount to GAAP because we are unable to accurately forecast the tax impact of Venezuela operations and the related exchange rates used to measure those operations. The impact of Venezuela operations and related exchange rates could be significant to our GAAP provision for income taxes, and, therefore, to Adjusted EBITDA.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

2.1	Stock Purchase Agreement, dated as of May 30, 2018 among The Brink's Company, Dunbar Armored, Inc., the Sellers named therein and Kevin Dunbar, as the Sellers’ Representative*

99.1	Press Release, dated May 31, 2018, issued by The Brink's Company

99.2	Slide Presentation of The Brink's Company, dated as of May 31, 2018

*Schedules attached to the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: May 31, 2018	By:	/s/McAlister C. Marshall, II
McAlister C. Marshall, II
Senior Vice President, General Counsel and Chief Administrative Officer

EXHIBIT INDEX

EXHIBIT    DESCRIPTION

2.1	Stock Purchase Agreement, dated as of May 30, 2018 among The Brink's Company, Dunbar Armored, Inc., the Sellers named therein and Kevin Dunbar, as the Sellers’ Representative*

99.1	Press Release, dated May 31, 2018, issued by The Brink's Company

99.2	Slide Presentation of The Brink's Company, dated as of May 31, 2018

6